UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 27, 2006
Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	000-6529	83-0214692

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
777 Overland Trail (P. O. Box 766), Casper, Wyoming 82601
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (307) 237-9330
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The Company has entered into a letter agreement with David Milholm, the former Chief Financial Officer of the Company. The letter agreement was signed by Mr. Milholm on July 20, 2006 and became final on July 27, 2006. Mr. Milholm resigned his position as Chief Financial Officer, effective May 31, 2006, as reported in the Company’s Form 8-K dated May 26, 2006. Pursuant to the letter agreement, the Company will pay Mr. Milholm his normal compensation and health benefits through August 31, 2006. In addition, with respect to all unexercised options to purchase the Company’s common stock held by Mr. Milholm that had been vested and become exercisable on or before May 31, 2006, the Company agreed to pay him, for each such option, the amount by which $17.01 exceeds the exercise price of the option. The last traded price for the Company’s common stock on May 31, 2006 was $17.01 per share. Upon receipt of this payment, Mr. Milholm’s rights with respect to the purchased options terminate. Mr. Milholm provided a release to the Company from all claims in the letter agreement.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2006	DOUBLE EAGLE PETROLEUM CO.
	By:	/s/ Stephen Hollis
Stephen Hollis, Chief Executive Officer